Potlatch

Irwin W. Krantz                                 Potlatch Corporation
Vice President Employee Relations
                                                One Maritime Plaza
                                                P.O. Box 3591
                                                San Francisco,California 94119
                                                Telephone (415) 98l-598O

Mr. George F. Jewett, Jr.                       May 21, 1979
Skyland Way
Ross, CA 94957

Dear Fritz:

This letter will set forth all the terms and conditions of our agreement regarding certain limited consulting services to be rendered by you to Potlatch Corporation.

In view of your specialized knowledge with respect to the Company's policies and programs, its management activities and ongoing operations, the Company wishes to retain you as a consultant to attend meetings regarding these areas from time to time on an irregular basis, and to provide such other consulting services as the Company may request. There will be no formal schedule during which you are to perform your duties. Your services are to be performed at your convenience and according to your own schedule, and you are not expected to subordinate your other activities to those of the Company. If your other commitments may cause a delay in any action which you are requested to take with respect to Potlatch Corporation, you and the Company will mutually agree on a convenient time for completion. During the time you are performing duties under this agreement, you are not obligated to advise the Company of your progress, but the Company would like to be kept advised of your availability and general whereabouts on a current basis.

The Company will reimburse you for all reasonable expenses incurred by you in the performance of all consulting services pursuant to this agreement. You will be expected to submit itemized statements in support of such expenses. The Company will pay you a fee for your services of $700 for each day or substantial part thereof which you spend in attendance at meetings or providing other services contemplated by this agreement.
In connection with your attendance at meetings, e. g. of the Management Committee, it is understood that such fee shall encompass any time spent in preparing for such meetings.

                                                            Exhibit (1O)(c)

Mr. George F. Jewett, Jr.
May 21, 1979
Page Two

During the term of this agreement you will not be considered an employee of the Company and will not be eligible to participate in any of the benefit plans available to the Company's employees.

During the term of this agreement you agree that you will not engage in any business which is competitive with that of the Company.

The term of this agreement shall commence May 5, 1979, and shall continue indefinitely. However, either party may terminate this agreement on seven days advance written notice to the other party.

If the terms of your engagement as an expert consultant as set forth above are satisfactory, please execute the enclosed copy of this letter and return it to me.

                                                 Yours very truly,

                                                 /s/Richard B. Madden
                                                 Richard B. Madden



I agree to the terms and conditions set forth above.

/s/George F. Jewett, Jr.
George F.Jewett, Jr.

                                                     Potlatch

Richard B. Madden                                    Potlatch Corporation
Chairman and Chief Executive Officer                 P.O. Box 3591
                                                     San Francisco, California
                                                                    94119-3591
                                                     Telephone (415) 576-8801


February 19, 1986



Mr. George F. Jewett, Jr.
Skyland Way
Ross, CA 94957

Dear Fritz:

This will amend our letter agreement of May 21, 1979, setting forth the terms and conditions of certain limited consulting services to be rendered by you to Potlatch Corporation.

Effective March 1, 1986, the fee for your services shall be increased from $700 to $1000 for each day or substantial part thereof which you spend in attendance at meetings or providing other services contemplated by the agreement.

All other provisions of the agreement of May 21, 1979, shall remain unchanged.

Very truly yours,

/s/Richard B. Madden
Richard B. Madden

                                  Accepted by: /s/George F. Jewett, Jr.
                                               George F. Jewett, Jr.

RBM/cbj

               One Maritime Plaza, San Francisco, CA 94111-3576